Exhibit 99.1

J. Alexander’s Holdings, Inc. Reports Results For Third Quarter

And First Nine Months Of 2015 Under FNFV Ownership

J. Alexander’s/Redlands Grill Posts 23rd Consecutive Quarter

Of Same Store Sales Increases

Stoney River Records 5th Consecutive Quarter

Of Same Store Sales Improvement

Board Authorizes Share Repurchase Program

NASHVILLE, TN, Nov. 5, 2015 – J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), the sole managing member of J. Alexander’s Holdings, LLC, today reported financial results for J. Alexander’s Holdings, LLC (JAH) for the third quarter and first nine months of fiscal 2015 ended September 27, 2015. As previously announced, on September 28, 2015, the Company completed its spin-off from Fidelity National Financial Ventures, LLC (NYSE: FNFV). As a result of the spin-off and related reorganization transactions, the Company became an independent public company and the sole managing member of JAH.

Third Quarter 2015 Highlights Compared To The Third Quarter Of 2014

•	Adjusted EBITDA (1) rose 36.5% to $4,426,000 for the third quarter of 2015 from $3,243,000 during the corresponding period of 2014.

•	Net sales increased 5.6% to $49,335,000 from $46,725,000.

•	For the J. Alexander’s/Redlands Grill restaurants, average weekly same store sales per restaurant were up 3.0% to $103,500 and for the Stoney River Steakhouse and Grill restaurants, average weekly same store sales increased by 5.0% to $60,800.

•	The loss from continuing operations before income taxes totaled $2,437,000 compared to income from continuing operations before income taxes of $16,000 in the third quarter of 2014. Excluding non-recurring transaction expenses associated with a planned initial public offering during 2014 and the ultimate spin-off from FNFV of $4,197,000 and $224,000 in the third quarter of 2015 and 2014, respectively, income from continuing operations before income taxes would have totaled $1,760,000 for the third quarter of 2015 compared to $240,000 for the third quarter of 2014.

•	The net loss of $2,477,000 compared to a net loss of $215,000 in the third quarter a year ago.

•	Restaurant operating margins (2) were 10.8% for the 2015 quarter as compared to 10.3% in the third quarter of 2014.

•	Cost of sales as a percentage of net sales, improved to 31.6% during the third quarter of 2015 compared to 32.3% during the third quarter a year ago.

(1)	Please refer to the financial information accompanying this release for reconciliation of Adjusted EBITDA, a financial measure that management uses to evaluate operating performance and the effectiveness of its business strategies.

(2)	Net sales minus total restaurant operating expenses divided by net sales. Please refer to the financial information accompanying this release for reconciliation of Restaurant Operating Profit, a financial measure that management uses to measure operating performance at the restaurant level.

The J. Alexander’s Holdings, Inc. Board of Directors has authorized a share repurchase program for up to 1.5 million shares of the Company’s outstanding common stock over the next three years. Repurchases will be made in accordance with applicable securities laws and may be made from time to time in the open market. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of stock.

Chief Executive Officer’s Review

“We were pleased with our overall performance in the third quarter,” said Lonnie J. Stout, II, President and Chief Executive Officer of J. Alexander’s Holdings, Inc. “The quarter closing September 27, 2015 marked the 23rd consecutive period of positive same store sales for our J. Alexander’s/Redlands Grill restaurants, and the 5th consecutive period of same store sales improvement for our Stoney River restaurants.”

Stout said another positive measure of the Company’s most recent results included a reduction in cost of sales. “The decrease in cost of sales was particularly encouraging in light of fresh beef prices, which moderated somewhat during the third quarter but have exceeded prior year prices on a comparative basis during each of the 2015 quarters thus far. Restaurant labor and related costs as a percent of sales were also down slightly to 32.1% as compared to 32.2% in the corresponding period a year earlier while other restaurant operating expenses increased to 21.3% of net sales as compared to 21.1% of net sales in the third quarter of 2014.”

Stout said that average weekly guest counts (same store base) for the Company’s Stoney River Steakhouse and Grill restaurants were up 4.3% for the third quarter of 2015. At the same time, he said guest counts at the Company’s J. Alexander’s/Redlands Grill concepts declined slightly in the past quarter. For the most recent quarter, average weekly guest counts (same store base) of the combined J. Alexander’s/Redlands Grill restaurant base were down 1.2%.

Average guest checks, which include alcoholic beverage sales, for the combined J. Alexander’s/Redlands Grill concepts and Stoney River Steakhouse and Grill concept in the third quarter of 2015 both increased, as J. Alexander’s/Redlands Grill climbed 4.1% to $30.63 while Stoney River rose 0.7% to $45.89. The effect of menu price increases for the quarter just ended was estimated to be 2.8% for the J. Alexander’s/Redlands Grill restaurants and 1.9% for the Stoney River Steakhouse and Grill restaurants compared to the same period a year earlier.

Year-To-Date Performance

For the first nine months of 2015, JAH recorded net sales of $158,610,000, up 6.5% from $148,921,000 reported in the first nine months of 2014. Income from continuing operations before income taxes totaled $3,306,000 for the 2015 period compared to $6,815,000 for the first nine months of 2014. Excluding non-recurring transaction expenses of $6,311,000 and $326,000 in the first nine months of 2015 and 2014, respectively, income from continuing operations before income taxes would have totaled $9,617,000 for the first nine months of 2015 compared to $7,141,000 for the comparable period of 2014. JAH recorded net income of $3,034,000 for the first three quarters of 2015 compared to $6,323,000 during the same period of 2014. Adjusted EBITDA for the first nine months of 2015 totaled $17,743,000, an increase of $1,988,000, or 12.6%, from $15,755,000 recorded during the first nine months of 2014.

Average weekly same store sales per restaurant for the first nine months of 2015 were up 4.5% to $110,800 for the J. Alexander’s/Redlands Grill restaurants, and for the Stoney River Steakhouse and Grill restaurants, average weekly same store sales increased by 5.6% to $67,600.

Average weekly guest counts within the same store base of restaurants increased by 0.4% within the J. Alexander’s/Redlands Grill restaurants and by 3.7% within the Stoney River Steakhouse and Grill restaurants during the first nine months of 2015 compared to the corresponding period of 2014. The average guest check at J. Alexander’s/Redlands Grill locations increased by 4.1% to $30.67 during the year-to-date 2015 period and the Stoney River average guest check increased by 1.9% to $45.54. Management estimates that the effect of menu price increases for the year-to-date period totaled 3.3% at J. Alexander’s/Redlands Grill locations and 3.1% at the Stoney River restaurants during the first nine months of 2015.

Cost of sales for the first nine months of 2015 was 31.6%, down from 31.9% in the comparable nine month period of 2014. Restaurant labor and related costs for the first three quarters of 2015 decreased to 30.5% of net sales from 30.7% of net sales in the same three quarters of 2014, and other restaurant operating expenses decreased to 20.2% of net sales during the 2015 period from 20.4% of net sales in the comparable prior year period. Restaurant operating margins for the first nine months of 2015 totaled 13.7%, up from 13.2% in the first three quarters of 2014.

“We expect our same store sales for the fourth quarter will be up on a comparative basis,” Stout said. “Our previously released guidance for 2015 remains unchanged. It can be found on page 33 of the September 2015 Investor Presentation located in the investor section of our website under the “Events and Presentations” tab.”

Restaurant Development

During the third quarter of 2015, leases to develop two new J. Alexander’s restaurants were executed, with one in Raleigh, NC and one in Lexington, KY. These two new restaurants are expected to open in the second and fourth quarters, respectively, of 2016. The Company also announced plans in the third quarter to develop a new Stoney River Steakhouse and Grill in Germantown, TN, near Memphis. The new Stoney River restaurant is set to open in the first quarter of 2016. Finally during the third quarter, the Company continued its program to transition selected J. Alexander’s restaurants to Redlands Grill restaurants, with 12 such transitions in progress at September 27, 2015. The Company expects the transition process will be completed during 2016.

J. Alexander’s Holdings, Inc. presently operates 41 restaurants across 14 states.

Conference Call

J. Alexander’s Holdings, Inc. will hold a conference call on Friday, November 6, at 10 a.m. Central time to discuss its financial results for the third quarter ended September 27, 2015. The conference call can be accessed live over the phone by dialing 1-877-407-4018 (Toll-Free) or 1-201-689-8471 (Toll/International). To access the call via the internet, go to J. Alexander’s website at investor.jalexandersholdings.com or http://public.viavid.com/index.php?id=116818.

A replay of the conference call will be available shortly following the conclusion of the call at investor.jalexandersholdings.com and http://public.viavid.com/index.php?id=116818, as well as by dialing 1-877-870-5176 or 1-858-384-5517 and providing the access code 13623097. The replay will be accessible through December 6, 2015 via telephone and for 30 days on the internet.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently operates three complementary restaurant concepts: J. Alexander’s, Redlands Grill and Stoney River Steakhouse and Grill.

J. Alexander’s Holdings, Inc. has its headquarters in Nashville, TN.

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, including statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mark Parkey

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

(Unaudited in thousands)

	Quarter Ended		Nine Months Ended
	Sept. 27 2015	Sept. 28 2014	Sept. 27 2015	Sept. 28 2014
Net sales	$49,335	$46,725	$158,610	$148,921

Costs and expenses:
Cost of sales	15,581	15,101	50,177	47,440
Restaurant labor and related costs	15,819	15,032	48,455	45,743
Depreciation and amortization of restaurant property and equipment	2,088	1,926	6,128	5,703
Other operating expenses	10,516	9,839	32,066	30,330

Total restaurant operating expenses	44,004	41,898	136,826	129,216

Transaction and integration expenses	4,197	224	6,311	326
General and administrative expenses	3,377	3,734	11,240	10,271
Asset impairment charges and restaurant closing costs	1	—	2	4
Pre-opening expenses	21	141	23	162

Total operating expenses	51,600	45,997	154,402	139,979

Operating income (loss)	(2,265)	728	4,208	8,942
Other income (expense):
Interest expense	(193)	(732)	(970)	(2,223)
Other, net	21	20	68	96

Total other expense	(172)	(712)	(902)	(2,127)

Income (loss) from continuing operations before income taxes	(2,437)	16	3,306	6,815
Income tax (expense) benefit	66	(124)	45	(161)
Loss from discontinued operations, net	(106)	(107)	(317)	(331)

Net income (loss)	$(2,477)	$(215)	$3,034	$6,323

Adjusted EBITDA*	$4,426	$3,243	$17,743	$15,755

*	- See reconciliation attached.

J. Alexander’s Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

Percentages of Net Sales (Unaudited)

	Quarter Ended		Nine Months Ended
	Sept. 27 2015	Sept. 28 2014	Sept. 27 2015	Sept. 28 2014
Net sales	100.0%	100.0%	100.0%	100.0%

Costs and expenses:
Cost of sales	31.6	32.3	31.6	31.9
Restaurant labor and related costs	32.1	32.2	30.5	30.7
Depreciation and amortization of restaurant property and equipment	4.2	4.1	3.9	3.8
Other operating expenses	21.3	21.1	20.2	20.4

Total restaurant operating expenses	89.2	89.7	86.3	86.8
Transaction and integration expenses	8.5	0.5	4.0	0.2
General and administrative expenses	6.8	8.0	7.1	6.9
Asset impairment charges and restaurant closing costs	0.0	0.0	0.0	0.0
Pre-opening expenses	0.0	0.3	0.0	0.1

Total operating expenses	104.6	98.4	97.3	94.0

Operating income (loss)	(4.6)	1.6	2.7	6.0
Other income (expense):
Interest expense	(0.4)	(1.6)	(0.6)	(1.5)
Other, net	0.0	0.0	0.0	0.1

Total other expense	(0.3)	(1.5)	(0.6)	(1.4)

Income (loss) from continuing operations before income taxes	(4.9)	0.0	2.1	4.6
Income tax (expense) benefit	0.1	(0.3)	0.0	(0.1)
Loss from discontinued operations, net	(0.2)	(0.2)	(0.2)	(0.2)

Net income (loss)	(5.0)%	(0.5)%	1.9%	4.2%

Adjusted EBITDA	9.0%	6.9%	11.2%	10.6%

Note:Certain percentage totals do not sum due to rounding.

Average weekly sales per restaurant:

J. Alexander’s Restaurant/Redlands Grill	$102,800	$100,500	$110,200	$106,000
Percent increase	2.3%		4.0%

Average weekly same store sales per restaurant:

J. Alexander’s Restaurant/Redlands Grill	$103,500	$100,500	$110,800	$106,000
Percent increase	3.0%		4.5%

Stoney River Steakhouse and Grill (1)	$60,800	$57,900	$67,600	$64,000
Percent increase	5.0%		5.6%

(1)	The Company includes restaurants in the same store sales base after they have been in operation for more than 18 months. Because no new restaurants have been opened during the 18 months preceding the comparable periods, average weekly same store sales per restaurant are the same as average weekly sales per restaurant for the periods presented.

J. Alexander’s Holdings, LLC and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	September 27 2015	December 28 2014
ASSETS

Current assets
Cash and cash equivalents	$12,765	$13,301
Other current assets	4,923	5,559

Total current assets	17,688	18,860

Other assets	4,094	4,405
Property and equipment, net	86,815	86,263
Goodwill	15,737	15,737
Tradename and other indefinite-lived assets	25,155	25,155
Deferred charges, net	581	488

	$150,070	$150,908

LIABILITIES AND MEMBERSHIP EQUITY

Current liabilities	$19,720	$22,962
Long-term debt and capital lease obligations, net of current portion	20,000	11,250
Long-term debt due to related party	—	10,000
Deferred compensation obligations	5,745	5,555
Other long-term liabilities	4,362	4,252
Membership equity	100,243	96,889

	$150,070	$150,908

J. Alexander’s Holdings, LLC and Subsidiaries

Adjusted EBITDA Reconciliation

(Unaudited in thousands)

Adjusted EBITDA is a financial measure that management uses to evaluate operating performance and the effectiveness of its business strategies. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding transaction and integration costs, loss on disposals of fixed assets, asset impairment charges and restaurant closing costs, non-cash compensation, loss from discontinued operations, pre-opening expenses and certain unusual items. Management believes Adjusted EBITDA is a useful metric for investors because it provides a comparative assessment of our operating performance relative to our performance based on our results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Specifically, Adjusted EBITDA allows for an assessment of our operating performance without the effect of non-cash depreciation and amortization expenses or our ability to service or incur indebtedness. The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for all periods presented:

	Quarter Ended		Nine Months Ended
	Sept. 27 2015	Sept. 28 2014	Sept. 27 2015	Sept. 28 2014
Net income (loss)	$(2,477)	$(215)	$3,034	$6,323

Income tax expense (benefit)	(66)	124	(45)	161
Interest expense	193	732	970	2,223
Depreciation and amortization	2,179	2,013	6,398	5,955

EBITDA	(171)	2,654	10,357	14,662

Transaction and integration expenses	4,197	224	6,311	326
Loss on disposal of fixed assets	103	75	224	148
Asset impairment charges and restaurant closing costs	1	—	2	4
Non-cash compensation	169	42	509	122
Loss from discontinued operations, net	106	107	317	331
Pre-opening expenses	21	141	23	162

Adjusted EBITDA	$4,426	$3,243	$17,743	$15,755

J. Alexander’s Holdings, LLC and Subsidiaries

Restaurant Operating Profit Reconciliation

(Unaudited in thousands)

Restaurant Operating Profit is a metric used by management to measure operating performance at the restaurant level. Restaurant Operating Profit represents net income (loss) before losses from discontinued operations, income tax expense (benefit), interest expense, general and administrative expenses, asset impairment charges and restaurant closing costs, transaction and integration expenses, pre-opening expenses, and other, net non-operating income or expense. Management believes this measure is useful to investors because it allows for an assessment of our operating performance without the effect of general and administrative expenses and other non-operating or unusual costs incurred at the corporate level. The following table presents a reconciliation of Restaurant Operating Profit to net income (loss) for all periods presented:

	Quarter Ended		Nine Months Ended
	Sept. 27 2015	Sept. 28 2014	Sept. 27 2015	Sept. 28 2014
Net income (loss)	$(2,477)	$(215)	$3,034	$6,323

Loss from discontinued operations, net	106	107	317	331
Income tax expense (benefit)	(66)	124	(45)	161
Interest expense	193	732	970	2,223
Other, net	(21)	(20)	(68)	(96)
General and administrative expenses	3,377	3,734	11,240	10,271
Asset impairment charges and restaurant closing costs	1	—	2	4
Transaction and integration expenses	4,197	224	6,311	326
Pre-opening expenses	21	141	23	162

Restaurant Operating Profit	$5,331	$4,827	$21,784	$19,705

Note: “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.